                                                                   Exhibit 10.18


                         BERKEL PRODUCTS CO., LIMITED

                                 as Guarantor


                              to and in favour of


                      THE LENDERS PARTY FROM TIME TO TIME
                 TO THE AMENDED AND RESTATED CREDIT AGREEMENT


                                      and


                     THE COUNTERPARTIES FROM TIME TO TIME
                       TO THE SPECIFIED HEDGE AGREEMENTS


                             as Secured Creditors


                                      and


                              FLEET NATIONAL BANK

                              as Collateral Agent


  ___________________________________________________________________________

                                   GUARANTEE


                                 June 13, 2000

  ___________________________________________________________________________



                                Stikeman Elliott

                               TABLE OF CONTENTS

                                   ARTICLE 1
                                   DEFINITIONS

Section 1.1  Defined Terms................................................   2
Section 1.2  Terms Incorporated by Reference..............................   4
Section 1.3  Certain Phrases, etc.........................................   4
Section 1.4  Gender and Number............................................   4
Section 1.5  Headings, etc................................................   4

                                   ARTICLE 2
                                   GUARANTEE

Section 2.1  Guarantee....................................................   4
Section 2.2  Absolute Liability...........................................   5

                                   ARTICLE 3
                                  ENFORCEMENT

Section 3.1  Remedies.....................................................   6
Section 3.2  Impairment of Security.......................................   6
Section 3.3  Amount of Guaranteed Obligations.............................   7
Section 3.4  Payment on Demand............................................   7
Section 3.5  Assignment and Postponement..................................   7
Section 3.6  Suspension of Guarantor Rights...............................   8
Section 3.7  No Prejudice to Secured Creditors or Collateral Agent........   8
Section 3.8  Postponement of Subrogation..................................   8
Section 3.9  No Set-off...................................................   9
Section 3.10 Successors of Canadian Borrower and SWT......................   9
Section 3.11 Continuing Guarantee.........................................   9
Section 3.12 Supplemental Security........................................  10
Section 3.13 Security for Guarantee.......................................  10
Section 3.14 Right of Set-off.............................................  10
Section 3.15 Interest Act (Canada)........................................  10
Section 3.16 Taxes and Other Taxes........................................  11
Section 3.17 Judgment Currency............................................  12

                                   ARTICLE 4
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1  Representations and Warranties...............................  13
Section 4.2  Survival of Representations and Warranties...................  15
Section 4.3  Amended and Restated Credit Agreement........................  15


                                   ARTICLE 5
                                    GENERAL


Section 5.1  Notices......................................................  15
Section 5.2  Quebec Security..............................................  16
Section 5.3  Currency.....................................................  16
Section 5.4  Further Assurances...........................................  16
Section 5.5  Successors and Assigns.......................................  17
Section 5.6  Severability.................................................  17
Section 5.7  Waivers, etc.................................................  17
Section 5.8  Application of Proceeds......................................  17
Section 5.9  Collateral Agent.............................................  17
Section 5.10 Cognizance of Amended and Restated Credit Agreement..........  17
Section 5.11 Governing Law................................................  17

                                   GUARANTEE

     Guarantee dated as of the 13/th/ day of June, 2000, made by BERKEL PRODUCTS CO., LIMITED, a corporation incorporated and existing under the laws of Canada, to and in favour of the Secured Creditors and the Collateral Agent.

     WHEREAS:

     A. the Canadian Borrower and SWT, as borrowers, Weigh-Tronix, LLC, certain banks and financial institutions party thereto, Lehman Brothers Inc., as sole advisor, Lehman Brothers Inc. and FleetBoston Robertson Stephens Inc., as co-arrangers and co-book managers, Lehman Commercial Paper Inc., as syndication agent, Fleet National Bank, as security agent, and the Agent have entered into the Amended and Restated Credit Agreement providing for the making of credit facilities available to the Borrowers;

     B. the Guarantor is a wholly-owned subsidiary (within the meaning of the Canada Business Corporations Act) of each of Berkel Inc., Berkel U.S.A. Inc., Weigh-Tronix Inc. and Weigh-Tronix LLC;

     C. each of Berkel Inc., Berkel U.S.A. Inc., Weigh-Tronix Inc. and Weigh-Tronix LLC have guaranteed the obligations of the Borrowers under the Credit Documents pursuant to the terms of the Parent Guarantees;

     D. it is a condition precedent to the continued extensions of credit to the Borrowers on the terms and conditions of the Amended and Restated Credit Agreement that the Guarantor guarantee the payment and performance of certain of the obligations of each Parent Guarantor under the Credit Documents to which such Parent Guarantor is a party;

     E. the Guarantor has determined that it is in the best interests of the Guarantor to enter into this Guarantee; and

     F. the Guarantor has, contemporaneously herewith, executed and delivered to the Collateral Agent for the benefit of and as agent of the Secured Creditors, the Guarantor Security Documents as continuing collateral security for the obligations of the Guarantor under this Guarantee.

     NOW THEREFORE in consideration of the foregoing, the sum of $10.00 now paid by the Collateral Agent and the Secured Creditors to the Guarantor and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor agrees as follows:

                                  ARTICLE 1
                                  DEFINITIONS

Section 1.1  Defined Terms.

     As used in this Guarantee and the recitals hereto, the following terms have the following meanings:

     "Agent" means Fleet National Bank acting as administrative agent for the Lenders under the Amended and Restated Credit Agreement and any successor appointed pursuant to the Amended and Restated Credit Agreement.

     "Amended and Restated Credit Agreement" means the amended and restated credit agreement dated as of the 13/th/ day of June, 2000, among the Canadian Borrower, and SWT Finance B.V., as borrowers, Weigh-Tronix, LLC, the Lenders, as lenders, Lehman Brothers, Inc., as sole advisor, Lehman Brothers Inc. and FleetBoston Robertson Stephens Inc., as co-arrangers and co-book managers, Lehman Commercial Paper Inc., as syndication agent, Fleet National Bank, as security agent, and the Agent, as the same may be further amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and including any agreement extending the maturity of, refinancing or restructuring (including the inclusion of additional borrowers hereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent or lenders.

     "Borrowers" means, collectively, the Canadian Borrower and SWT.

     "Canadian Borrower" means Weigh-Tronix Canada, ULC, an unlimited company incorporated and existing under the laws of the Province of Nova Scotia, and its successors and permitted assigns.

     "Collateral Agent" means the Agent acting as collateral agent for the Secured Creditors.

     "Credit Documents" means, collectively, the Amended and Restated Credit Agreement, the Parent Guarantees, the other Loan Documents, the Letters of Credit, any Specified Hedge Agreement and any other document, made, delivered or given in connection therewith.

     "Event of Default" shall mean any Event of Default under, and as defined in, the Amended and Restated Credit Agreement or any payment default, after any applicable grace period, under any other Credit Document.

     "Governmental Entity" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

     "Guaranteed Obligations" has the meaning ascribed thereto in Section 2.1 hereof.

     "Guarantee" means this guarantee, as amended, restated, extended, renewed, replaced or supplemented from time to time.

     "Guarantor" means Berkel Products Co., Limited, a corporation incorporated and existing under the laws of Canada, and its successors and permitted assigns.

     "Guarantor Security Documents" means the agreements described in Schedule "A" hereto and any other security granted to the Collateral Agent or any Secured Creditor as security for the obligations of the Guarantor under this Guarantee and the Obligations (as defined therein) of the Guarantor under the Amended and Restated Credit Agreement.

     "Lenders" means, collectively, Lehman Brothers Inc., as sole advisor, Lehman Brothers Inc. and FleetBoston Robertson Stephens Inc., as co-arrangers and co-book managers, Lehman Commercial Paper Inc., as syndication agent, the Agent and the several banks and other financial institutions or entities from time to time parties to the Amended and Restated Credit Agreement, and their respective successors and permitted assigns.

     "Letters of Credit" has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

     "Loan Documents" has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

     "Obligations" has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

     "Parent Guarantees" means, collectively, the guarantee and collateral agreement of even date herewith made by Berkel Inc., Berkel U.S.A. Inc., Weigh-Tronix Inc. and Weigh-Tronix LLC in favour of the Collateral Agent for and on behalf of itself and the Secured Creditors, as such Parent Guarantees may be amended, restated, extended, renewed, replaced or supplemented from time to time.

     "Parent Guarantors" means, collectively, Berkel Inc., Berkel U.S.A. Inc., Weigh-Tronix Inc. and Weigh-Tronix LLC, and their respective successors and assigns.

     "Secured Creditors" means, collectively, the Agent, the Collateral Agent and the Lenders and each of the Agent, a Lender or any affiliate of such Lender, as a counterparty under any Specified Hedge Agreement.

     "Specified Hedge Agreement" has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

     "SWT" means SWT Finance B.V., a limited liability company organized under the laws of The Netherlands, and its successors and permitted assigns.

Section 1.2  Terms Incorporated by Reference.

     Capitalized terms used herein but not defined in this Guarantee shall have the meanings given to them in the Amended and Restated Credit Agreement.

Section 1.3  Certain Phrases, etc.

     In this Guarantee (i) (y) the words "including" and "includes" mean "including (or includes) without limitation" and (z) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

Section 1.4  Gender and Number.

  Any reference in this Guarantee to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

Section 1.5  Headings, etc.

  The division of this Guarantee into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Guarantee.

                                  ARTICLE 2
                                   GUARANTEE

Section 2.1  Guarantee.

     The Guarantor irrevocably and unconditionally guarantees the due and punctual payment to the Secured Creditors and the Collateral Agent, whether at stated maturity, by acceleration or otherwise, of all present and future debts, liabilities and obligations, direct or indirect, absolute or contingent, of each Parent

Guarantor arising out of, in connection with or pursuant to, the Parent Guarantees and the other Credit Documents to which such Parent Guarantor is a party and the due performance and compliance by each Parent Guarantor, with all of the respective terms and conditions of the Parent Guarantees and the other Credit Documents to which each Parent Guarantor is a party (such debts, liabilities and obligations being herein collectively referred to as, the "Guaranteed Obligations") and promises to pay, on demand, any and all expenses (including reasonable counsel fees and disbursements) incurred by or on behalf of the Secured Creditors and the Collateral Agent in enforcing any of their respective rights under this Guarantee.

Section 2.2  Absolute Liability.

  The Guarantor guarantees that the Guaranteed Obligations will be paid to the Collateral Agent and the Secured Creditors strictly in accordance with their terms and conditions, that the Guarantor shall be liable as principal debtor and not solely as surety with respect to the payment of the Guaranteed Obligations and that the liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

     (a) the lack of validity or enforceability of any terms of any of the Parent Guarantees or any other Credit Documents;

     (b) any contest by any Parent Guarantor or any other Person as to the amount of the Guaranteed Obligations, the validity or enforceability of any terms of the Parent Guarantees or any other Credit Documents or the perfection or priority of any security granted to the Collateral Agent or the Secured Creditors;

     (c) any defence, counterclaim or right of set-off available to any Parent Guarantor;

     (d) any change in the time or times for, or place of or manner of payment of the Guaranteed Obligations or any consent, waiver, renewal, extension or other indulgences which the Secured Creditors or the Collateral Agent may grant to any Parent Guarantor or any other Person or any amendment or supplement to, or alteration or renewal of, or restatement, replacement, refinancing or modification of (including any increase in the amounts available thereunder or the inclusion of additional borrowers thereunder), or other action or inaction under, any of the Parent Guarantees or any other Credit Documents or the Guaranteed Obligations and this Guarantee shall apply to the Guaranteed Obligations as so changed, indulged, amended, supplemented, altered, renewed, restated, replaced, refinanced, modified or increased;

     (e) any dealings with the security which the Secured Creditors or the Collateral Agent hold or may hold pursuant to the terms and conditions of the Parent Guarantees or any other Credit Documents, including the taking, giving up or exchange of securities, their variation or realization, the accepting of compositions and the granting of releases and discharges;

     (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Parent Guarantor or Borrower, the Guarantor or any other Person or any action taken with respect to this Guarantee by any trustee or receiver, or by any court, in any such proceeding, whether or not the Guarantor shall have notice or knowledge of any of the foregoing;

     (g)  the assignment of all or any part of the benefits of this Guarantee;

     (h) any invalidity, non-perfection or unenforceability of any security held by the Secured Creditors or the Collateral Agent or any irregularity, default or defect in the manner or procedure by which the Collateral Agent and the Secured Creditors deal with or realize on such security; and

     (i) any other circumstances which might otherwise constitute a defence available to, or a discharge of, the Guarantor, any Parent Guarantor, any Borrower or any other Person in respect of the Guaranteed Obligations or this Guarantee.

                                   ARTICLE 3
                                  ENFORCEMENT

Section 3.1  Remedies.

     The Secured Creditors and the Collateral Agent shall not be bound to exhaust their recourse against any Parent Guarantor, any Borrower or any other Person or realize on any security they may hold in respect of the Guaranteed Obligations before being entitled to payment under this Guarantee and the Guarantor renounces all benefits of discussion and division.

Section 3.2  Impairment of Security.

     Any loss of, or loss of value of, any security granted to any of the Secured Creditors or the Collateral Agent by any Parent Guarantor or Borrower or any other Person shall not discharge pro tanto or limit or lessen the liability of the Guarantor under this Guarantee.

Section 3.3  Amount of Guaranteed Obligations.

     Any account settled or stated by or between the Collateral Agent and any Borrower, or if any such account has not been settled or stated immediately before demand for payment under this Guarantee, any account stated by the Collateral Agent shall, in the absence of manifest mathematical error, be accepted by the Guarantor as prima facie evidence of the amount of the Guaranteed Obligations which is due by the relevant Parent Guarantor or Borrower, as the case may be, to the Secured Creditors and the Collateral Agent or remains unpaid by the relevant Parent Guarantor or Borrower, as the case may be, to the Secured Creditors and the Collateral Agent.

Section 3.4  Payment on Demand.

     The obligation of the Guarantor to pay the amount of the Guaranteed Obligations and all other amounts payable by it to the Secured Creditors or the Collateral Agent under this Guarantee shall arise, and the Guarantor shall make such payments, immediately after demand for same is made in writing to it following the occurrence and during the continuance of an Event of Default. The liability of the Guarantor shall bear interest from the date of such demand at the rate or rates of interest then applicable to the Guaranteed Obligations under and calculated in the manner provided in the Credit Documents.

Section 3.5  Assignment and Postponement.

(1) All obligations, liabilities and indebtedness of any Parent Guarantor to the Guarantor, if any, of any nature whatsoever and all security therefor (the "Intercorporate Indebtedness") are assigned and transferred to the Collateral Agent as continuing and collateral security for the Guarantor's obligations under this Guarantee. Until the occurrence of an Event of Default, the Guarantor may receive payments in respect of the Intercorporate Indebtedness in accordance with their terms. The Guarantor shall not assign all or any part of the Intercorporate Indebtedness to any Person other than the Collateral Agent or the Secured Creditors.

(2) Upon the occurrence and during the continuance of an Event of Default, all Intercorporate Indebtedness shall be held in trust for the Secured Creditors and the Collateral Agent and shall be collected, enforced or proved subject to, and for the purpose of, this Guarantee and any payments received by the Guarantor in respect of the Intercorporate Indebtedness shall be segregated from other funds and property held by the Guarantor and immediately paid to the Collateral Agent on account of the Guaranteed Obligations.

(3) Upon the occurrence and during the continuance of an Event of Default, the Secured Creditors and the Collateral Agent shall be entitled to receive payment of the Guaranteed Obligations in full before the Guarantor receives any payment on account of the Intercorporate Indebtedness. In such case, the Intercorporate Indebtedness shall not be released or withdrawn or set off against any amount, obligation, liability or other indebtedness owing to any Parent Guarantor, by the

Guarantor unless the Collateral Agent's written consent to the release or withdrawal or set off is first obtained. The Guarantor shall not permit the prescription of the Intercorporate Indebtedness by any statute of limitations or ask for or obtain any security or negotiable paper for, or other evidence of, the Intercorporate Indebtedness except for the purpose of delivering the same to the Collateral Agent.

Section 3.6  Suspension of Guarantor Rights.

     The Guarantor agrees that so long as there are any Guaranteed Obligations, the Guarantor shall not exercise any rights which it may at any time have by reason of the performance of any of its obligations under this guarantee (i) to be indemnified by any Parent Guarantor or Borrower, (ii) to claim contribution from any other guarantor of the debts, liabilities or obligations of any Parent Guarantor or Borrower, or (iii) subject to Section 3.8, to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Creditors or the Collateral Agent under any of the Credit Documents.

Section 3.7  No Prejudice to Secured Creditors or Collateral Agent.

     The Secured Creditors and the Collateral Agent shall not be prejudiced in any way in the right to enforce any provision of this Guarantee by any act or failure to act on the part of any Parent Guarantor or Borrower, the Secured Creditors or the Collateral Agent. The Collateral Agent and the Secured Creditors may, at any time and from time to time, in such manner as any of them may determine is expedient, without any consent of, or notice to, the Guarantor and without impairing or releasing the obligations of the Guarantor (i) change the manner, place, time or terms of payment of, or renew, increase, refinance, accelerate or alter, the Guaranteed Obligations, (ii) renew, increase, accelerate, replace, refinance or otherwise vary any credit or credit facilities to, or the terms or conditions of any transaction with, any Parent Guarantor or Borrower, or any other Person and this Guarantee shall apply to such credit, credit facilities or other transaction as so renewed, increased, accelerated, replaced, refinanced or otherwise varied, (iii) release, compound or vary the liability of any Parent Guarantor or Borrower, or any other Person liable in any manner under or in respect of the Guaranteed Obligations, (iv) exercise or enforce or refrain from exercising or enforcing any right or security against any Parent Guarantor or Borrower, the Guarantor or any other Person, and (v) apply any sums from time to time received to the Guaranteed Obligations. In their dealings with any Parent Guarantor or Borrower, the Collateral Agent and the Secured Creditors need not enquire into the authority or power of any Person purporting to act for or on behalf of such Parent Guarantor or Borrower, as the case may be.

Section 3.8  Postponement of Subrogation.

     Any rights of subrogation acquired by the Guarantor by reason of payment under this Guarantee shall not be exercised until the Guaranteed Obligations and all other amounts due to the Secured Creditors and the Collateral Agent have been paid or repaid in full and such rights of subrogation shall be no greater than the rights held by the Secured Creditors and the Collateral Agent. In the event (i) of the liquidation, winding-up or bankruptcy of any Parent Guarantor or Borrower (whether voluntary or compulsory), (ii) that any Parent Guarantor or Borrower makes a bulk sale of any of its assets within the provisions of any bulk sales legislation, or (iii) that any Parent Guarantor or Borrower makes any composition with creditors or enters into any scheme of arrangement, then the Secured Creditors and the Collateral Agent shall have the right to rank in priority to the Guarantor for their full claims in respect of the Guaranteed Obligations and receive all dividends or other payments until their claims have been paid in full. The Guarantor shall continue to be liable, less any payments made by it, for any balance which may be owing to the Secured Creditors or the Collateral Agent by any Parent Guarantor or Borrower. No valuation or retention of their security by the Secured Creditors or the Collateral Agent shall, as between the Collateral Agent and the Secured Creditors and the Guarantor, be considered as a purchase of such security or as payment or satisfaction or reduction of all or any part of the Guaranteed Obligations. If any amount is paid to the Guarantor at any time when all the Guaranteed Obligations and other amounts due to the Secured Creditors and the Collateral Agent have not been paid in full, the amount shall be held in trust for the benefit of the Secured Creditors and the Collateral Agent and shall immediately be paid to the Collateral Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. The Guarantor shall have no recourse against the Secured Creditors or the Collateral Agent for any invalidity, non-perfection or unenforceability of any security held by the Secured Creditors or the Collateral Agent or any irregularity or defect in the manner or procedure by which the Secured Creditors or the Collateral Agent realize on such security.

Section 3.9  No Set-off.

     To the fullest extent permitted by law, the Guarantor shall make all payments under this Guarantee without regard to any defence, counter-claim or right of set-off available to it.

Section 3.10  Successors of Canadian Borrower and SWT

     Any change or changes in the name of, or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of, any Parent Guarantor or Borrower, as the case may be, or their respective business shall not affect or in any way limit or lessen the liability of the Guarantor under this Guarantee or under any of the Guarantor Security Documents. This Guarantee and the Guarantor Security Documents shall extend to any person, firm or corporation acquiring or from time to time carrying on the business of any Parent Guarantor or Borrower, as the case may be.

Section 3.11  Continuing Guarantee.

     This Guarantee is a continuing guarantee. It extends to all present and future Guaranteed Obligations, applies to and secures the ultimate balance of the Guaranteed Obligations due or remaining due to the Collateral Agent and the

Secured Creditors and shall be binding as a continuing obligation of the Guarantor until the Collateral Agent and the Secured Creditors release the Guarantor. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Secured Creditors or the Collateral Agent upon the insolvency, bankruptcy or reorganization of any Parent Guarantor or Borrower, as the case may be, or otherwise, all as though the payment had not been made.

Section 3.12  Supplemental Security.

     This Guarantee is in addition and without prejudice to and supplemental to all other guaranties and securities held or which may hereafter be held by the Secured Creditors or the Collateral Agent.

Section 3.13  Security for Guarantee.

     The Guarantor acknowledges that this Guarantee is intended to secure payment of the Guaranteed Obligations and that the payment of the Guaranteed Obligations and the other obligations of the Guarantor under this Guarantee are secured pursuant to the terms and provisions of the Guarantor Security Documents.

Section 3.14  Right of Set-off.

     Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and each of the Secured Creditors are authorized by the Guarantor and may, to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or the Secured Creditors to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing irrespective of whether or not (i) the Secured Creditors or the Collateral Agent have made any demand under this Guarantee, or (ii) any of the obligations comprising the Guaranteed Obligations are contingent or unmatured. The Collateral Agent and the Secured Creditors agree promptly to notify the Guarantor after any such set-off and application made by the relevant Collateral Agent or Secured Creditor provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Collateral Agent and the Secured Creditors under this Section 3.14 are in addition and without prejudice to and supplemental to other rights and remedies which the Collateral Agent and the Secured Creditors may have.

Section 3.15  Interest Act (Canada).

     For the purposes of the Interest Act (Canada), whenever any interest, fee or commission payable under this Guarantee is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, the principle or deemed reinvestment of interest does not apply to any interest calculation under this Guarantee, and the rates of interest stipulated in this Guarantee are intended to be nominal rates and not effective rates or yields.

Section 3.16 Taxes and Other Taxes.

(1) All payments to the Secured Creditors and the Collateral Agent by the Guarantor under this Guarantee or under any of the Guarantor Security Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority of it), unless such Taxes are required by applicable law to be deducted or withheld. If the Guarantor shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under this Guarantee or under any of the Guarantor Security Documents, (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 3.16), the Secured Creditors and the Collateral Agent receive an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Guarantor shall make such deductions or withholdings, and (iii) the Guarantor shall immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law.

(2) The Guarantor agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as "Other Taxes") which may arise from any payment made by the Guarantor under this Guarantee or under any of the Guarantor Security Documents or from the execution, delivery or registration of, or otherwise with respect to, this Guarantee or any of the Guarantor Security Documents.

(3) The Guarantor shall indemnify the Secured Creditors and the Collateral Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Guarantor under this
Section 3.16) paid by the Secured Creditors or the Collateral Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, excluding, in the case of any Secured Creditor and the Collateral Agent, and subject to the next following sentence, Taxes imposed on its net income or capital taxes or receipts and franchise taxes. If any Taxes on the worldwide net income, profits or gains of any Secured Creditor or the Collateral Agent are asserted, imposed, levied or assessed against such Secured Creditor or the Collateral Agent in respect of any amount payable pursuant to this Section 3.16 the Guarantor will indemnify such

Secured Creditor or the Collateral Agent, as the case may be, against such payment or liability together with any interest, penalties and expenses payable or incurred in connection therewith. Payment under this indemnification shall be made within 30 days from the date the Collateral Agent or the relevant Secured Creditor, as the case may be, make written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to the Guarantor by the Collateral Agent or the relevant Secured Creditor shall be prima facie evidence, absent manifest error, of the amount due from the Guarantor to the Collateral Agent or the Secured Creditors, as the case may be.

(4) The Guarantor shall furnish to the Collateral Agent and the Secured Creditors the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Guarantor within 30 days after the date of any payment of Taxes or Other Taxes.

(5) The provisions of this Section 3.16 shall survive the termination of this Guarantee.

Section 3.17  Judgment Currency.

(1) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Guaranteed Obligations or any other amount due to a Secured Creditor or the Collateral Agent in respect of the Guarantor's obligations under this Guarantee in any currency (the "Original Currency") into another currency (the "Other Currency"), the Guarantor, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Secured Creditor or the Collateral Agent, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.

(2) The obligations of the Guarantor in respect of any sum due in the Original Currency from it to any Secured Creditor or the Collateral Agent shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Secured Creditor or the Collateral Agent, as the case may be, of any sum adjudged to be so due in such Other Currency such Secured Creditor or the Collateral Agent, as the case may be, may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Secured Creditor or the Collateral Agent, as the case may be, in the Original Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Creditor or the Collateral Agent, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Secured Creditor or the Collateral Agent, as the case may be, in the Original Currency, the Secured Creditor or the Collateral Agent, as the case may be, agrees to remit such excess to the Guarantor.

                                  ARTICLE 4
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1  Representations and Warranties.

     The Guarantor hereby represents and warrants to and in favour of the Collateral Agent and the Secured Creditors, acknowledging and confirming that each Secured Creditor and the Collateral Agent is relying thereon without independent inquiry in connection with the acceptance of this Guarantee, that:

     (a) Amended and Restated Credit Agreement. The representations and warranties set forth in Section 4 of the Amended and Restated Credit Agreement as they relate to the Guarantor or to the Loan Documents to which the Guarantor is a party, are true and correct, and each Secured Creditor and the Collateral Agent shall be entitled to rely on them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the knowledge of the Guarantor as a Borrower therein shall, for the purposes of this
          Section 4.1(a), be deemed to be a reference to the Guarantor's knowledge.

     (b) Incorporation and Qualification. The Guarantor is a corporation duly incorporated, organized and validly existing under the laws of Canada.

     (c)

          (i) Idem. The authorized capital of the Guarantor consists of an unlimited number of one class of shares, of which 6,000 shares have been issued and are outstanding as fully paid and non-assessable. Berkel Inc. is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the Guarantor. There is no shareholders' agreement or other agreement relating to the shares in the capital of the Guarantor.

          (ii) Idem. The authorized capital of Berkel Inc. consists of 300,000 common shares, of which 246,909 common shares have been issued and are outstanding as fully paid and non-assessable. Berkel Inc. U.S.A. is the registered and beneficial owner of all of the issued and outstanding shares in the capital of Berkel Inc. There is no shareholders' agreement or other agreement relating to the shares in the capital of Berkel Inc.

          (iii) Idem. The authorized capital of Berkel Inc. U.S.A. consists of 1,000 common shares, of which 1,000 common shares have been issued and are outstanding as fully paid and non-assessable. Weigh-Tronix Inc. is the registered and beneficial owner of all of the issued and outstanding shares in the capital of Berkel Inc.

               U.S.A. There is no shareholders' agreement or other agreement relating to the shares in the capital of Berkel Inc. U.S A.

          (iv) Idem. The authorized capital of Weigh-Tronix Inc. consists of 3,000 common shares, of which 100 common shares have been issued and are outstanding as fully paid and non-assessable. Weigh-Tronix LLC is the registered and beneficial owner of all of the issued and outstanding shares in the capital of Weigh-Tronix Inc. There is no shareholders' agreement or other agreement relating to the shares in the capital of Weigh-Tronix Inc.

          (v) Idem. The beneficial owners of all membership interests in Weigh-Tronix, LLC are the following entities:

                         Berkshire Fund IV Investment Corp.
                         Berkshire Fund V.
                         Berkshire Investors, LLC
                         BancBoston Investments Inc.
                         Sunapee Securities, Inc.
                         Squam Lake Investors, III, L.P.
                         Craig L. Burr 1986 Children's Trust
                         Rowland Moriarty
                         John J. McCann, III
                         R&H Trust Co. [Jersey] Limited
                         Roger W. Evans
                         David R. Castle and Susan M. Castle
                         W-T Investment, LLC
                         The Northwestern Mutual Life Ins.

     (d) No Subsidiaries; No Real Property. The Guarantor has no Subsidiaries. The Guarantor does not own any real property and is not bound by any agreement to own any real property.

     (e) Personal Property Security. The Guarantor Security Documents create, in favour of the Collateral Agent for the benefit of the Secured Creditors, a valid and enforceable perfected security interest in and Lien on all of the property and assets of the Guarantor, superior to and prior to the rights and Liens of all third Persons and subject to no other Liens. Except as have been obtained or made, no consents, filings or recordings are required to maintain the perfection and priority of the security interests purported to be created by the Guarantor Security Documents.

Section 4.2  Survival of Representations and Warranties.

     The representations and warranties herein set forth or contained in any certificates or documents delivered to the Collateral Agent or the Secured Creditors pursuant hereto shall not merge in or be prejudiced by and shall survive any borrowing under the Amended and Restated Credit Agreement and shall continue in full force and effect until the Guaranteed Obligations and all other amounts owing hereunder shall be paid or repaid in full.

Section 4.3  Amended and Restated Credit Agreement.

     Until the Guaranteed Obligations and all other amounts owing hereunder shall be paid or repaid in full and the Secured Creditors have no obligations under the Amended and Restated Credit Agreement, the Guarantor covenants and agrees that it shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 6, 7 or 8 of the Amended and Restated Credit Agreement, and so that no Default or Event of Default, is caused by the actions of the Guarantor.

                                   ARTICLE 5
                                    GENERAL

Section 5.1  Notices.

     All notices, requests and demands to or upon the respective parties hereto shall be in writing (including by telecopy), and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows:



(a)  to the Guarantor at:

     Berkel Products Co., Limited
     1 Berkel Drive
     La Porte, Indiana
     U.S.A. 46350

     Attention:     D.G. Steffen
                    Chief Executive Officer

     Telephone:     (219) 326-7000
     Facsimile:     (219) 324-7247

(b) to the Collateral Agent or the Secured Creditors, to the Collateral Agent at:

     Fleet National Bank
     100 Federal Street
     Boston, MA 02110
     USA

     Attention:     Connie Moore

     Telephone:     (617) 434-9383
     Facsimile:     (617) 434-4929


provided that any notice, request or demand to or upon the Collateral Agent or any Secured Creditor shall not be effective until received.

Section 5.2  Quebec Security.

     For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the other Loan Documents, the Guarantor hereby acknowledges that the Collateral Agent shall, for the purposes of holding any security granted by the Guarantor on property pursuant to the laws of the Province of Quebec to secure obligations of the Canadian Borrower or the Guarantor under any debenture, be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Lenders, Agents and hedging counterparties pursuant to any Specified Hedge Agreement and in particular for all present and future holders of any debenture.

Section 5.3  Currency.

     All references in this Guarantee to dollars, unless otherwise specifically indicated, are expressed in U.S. dollars.

Section 5.4  Further Assurances.

     The Guarantor agrees that it will from time to time, at the request of the Collateral Agent, do all such things and execute all such documents as the Collateral Agent may consider necessary or desirable to give full effect to this Guarantee and to perfect and preserve the rights and powers of the Collateral Agent and the Secured Creditors hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Parent Guarantors and the Borrowers on a continuing basis all information desired by the Guarantor concerning the financial condition of the Parent Guarantors and the Borrowers and that the Guarantor will look to the Parent Guarantors and the Borrowers and not to the Collateral Agent or the Secured Creditor, in order for the Guarantor to keep adequately informed of changes in the Parent Guarantors, and the Borrowers' financial condition.

Section 5.5  Successors and Assigns.

     This Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall enure to the benefit of the Secured Creditors, the Collateral Agent and their respective successors and assigns. The Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Collateral Agent.

Section 5.6  Severability.

     If any provision of this Guarantee is deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

Section 5.7  Waivers, etc.

     None of the terms and conditions of this Guarantee may be changed, waived, modified or varied in any manner whatsoever except in accordance with Section
10.1 of the Amended and Restated Credit Agreement.

Section 5.8  Application of Proceeds.

     All monies collected by the Collateral Agent or any Secured Creditor hereunder shall be applied in the manner provided in Section 5.10 of the amended and restated security agreement dated as of the date hereof made by the Guarantor in favour of the Collateral Agent for the benefit of the Secured Creditors.

Section 5.9  Collateral Agent.

     By accepting the benefits of this Guarantee, each secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 9 of the Amended and Restated Credit Agreement.

Section 5.10  Cognizance of Amended and Restated Credit Agreement.

     The Guarantor hereby acknowledges having taken cognizance of the Amended and Restated Credit Agreement, the Parent Guarantees and the other Credit Documents.

Section 5.11  Governing Law.

     This Guarantee shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     IN WITNESS WHEREOF the Guarantor has caused this Guarantee to be executed by its duly authorized officer as of the day and year first above written.

                                BERKEL PRODUCTS CO., LIMITED

                                Per: /s/ Berkel Products Co., Limited
                                    ---------------------------------
                                    Authorized Signing Officer

                                  SCHEDULE "A"
                          GUARANTOR SECURITY DOCUMENTS

1. Security Agreement dated as of June 13, 2000 made by Berkel Products Co., Limited, to and in favour of Fleet National Bank for the benefit and as agent of the Secured Creditors.

2. Demand Debenture dated as of June 13, 2000 made by Berkel Products Co., Limited, to and in favour of Fleet National Bank.

3. Debenture Pledge Agreement dated as of June 13, 2000 made by Berkel Products Co., Limited, to and in favour of Fleet National Bank for the benefit and as agent of the Secured Creditors.

4. Deed of Hypothec dated as of June 13, 2000 made by Berkel Products Co., Limited, to and in favour of Fleet National Bank.